Exhibit 23(m)(2)


                           TAMARACK DISTRIBUTORS INC.
                       DEALER AND SELLING GROUP AGREEMENT
Gentlemen:

         We have entered into a Distribution Agreement with Tamarack Funds Trust ("Trust") with respect to shares of certain of its series, either now, or hereafter to be created ("Funds"), under which we are appointed exclusive agent for the sale of shares of common stock, including separate classes of such shares, of the Funds ("Shares"). As such agent, we offer to sell to you as a member of a Selling Group, Shares on the terms set forth below. We are acting as an underwriter within the meaning of Conduct Rule 2830 of the National Association of Securities Dealers, Inc. This Agreement on your part runs to us and to the Funds and is for the benefit of and enforceable by each.

         1. You are to offer and sell Shares of the Funds only at the public offering price per share currently determined by each Fund in the manner described in its Prospectus. The public offering price is the net asset value ("NAV") per share of the particular Fund, plus any applicable initial sales charge, reflecting such breakpoints or waivers described in the Prospectus as may be applicable to a particular purchase. All orders for the redemption or exchange of Shares shall be executed at the NAV per share, in each case as described in the Prospectus. Any applicable deferred sales charges (contingent or otherwise), redemption fee, or similar charge or fee will be deducted by us or by the Funds, as applicable, prior to transmitting the proceeds of a redemption order or effecting an exchange order. This Agreement on your part runs to us and to the Funds and is for the benefit of and enforceable by us and by each Fund.

         2. You are hereby authorized (i) to place orders with us for Shares and (i) to tender Shares to us for redemption.

         3. You have advised us that you are a broker-dealer registered under the Securities Act of 1934, as amended, and a member of the National Association of Securities Dealers, Inc. ("NASD") or are exempt from registration as a broker-dealer under the 1934 Act. You agree to abide by the Conduct Rules of the NASD (if applicable), and all applicable laws, rules and regulations, including applicable federal and state securities laws, rules and regulations that are now or may become applicable to transactions hereunder. This Agreement is in all respects subject to Conduct Rule 2830 of the NASD, which shall control any provisions to the contrary.

         4. The parties acknowledge that they are financial institutions subject to the USA Patriot Act of 2001 and the Bank Secrecy Act (collectively, the "AML Acts"), which require among other things, that financial institutions adopt compliance programs to guard against money laundering. The parties further acknowledge that they are in compliance and will continue to comply with the AML Acts and applicable anti-money laundering rules of self regulatory organizations, including 3011 of the NASD, in all relevant respects.

         5. We shall not accept from you any conditional orders for the Shares. If payment for the Shares purchased is not received within five days, the sale may be canceled forthwith without any responsibility or liability on our part or on the part of the Funds (in which case you

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will be responsible for any loss, including loss of profit suffered by the Funds resulting from your failure to make payment as aforesaid), or, at our option, we may sell the Shares ordered back to the Funds (in which case we may hold you responsible for any loss of profit suffered by us resulting from your failure to make payment as aforesaid). Any order by you for the purchase of Shares of the Funds through us shall be executed pursuant to the terms and conditions specified in the Prospectus of each Fund for which an order is made unless rejected by us or that Fund. You will not transmit for execution at a Fund's NAV calculated for any business day an order that was received after the time as of which the Fund calculates its NAV for that day, or after such other time as may be disclosed in the Prospectus as the deadline for placing orders for Fund shares. In addition to the right to reject any order, each Fund has reserved the right to withhold Shares from sale temporarily or permanently.

         6. You will not offer to sell any of the Shares except under circumstances that will result in compliance with the Federal and state securities laws and in connection with sales and offers to sell Shares, you will furnish to each person to whom any such sale or offer is made a copy of the applicable then current prospectus We shall be under no liability to you except for lack of good faith and for obligations expressly assumed by us herein. Nothing herein contained, however, shall be deemed to be a condition, stipulation or provision binding any persons acquiring any security to waive compliance with any provisions of the Securities Act of 1933, or of the Rules and Regulations of the Securities and Exchange Commission or to relieve the parties hereto from any liability arising under the Securities act of 1933.

         7. You will not engage in, authorize or facilitate market timing or late trading in the Shares, either for your own account or the accounts of your customers. You shall assist us and the Funds in identifying and preventing market timing and late trading in Shares.

         8. No person is authorized to make any representations concerning Shares of the Funds except those contained in the then current prospectus and printed information issued by each Fund or by us as information supplemental to each prospectus. We shall supply prospectuses, reasonable quantities of supplemental sales literature, sales bulletins, and additional information as issued. You agree not to use other advertising or sales material relating to the Funds unless approved in writing by us in advance of such use. Any printed information furnished by us other than the then current prospectus for each Fund, periodic reports and proxy solicitation materials are our sole responsibility and not the responsibility of the Funds, and you agree that the Funds shall have no liability or responsibility to you in these respects unless expressly assumed in connection therewith.

         9. In accordance with the terms of the Master Distribution Plan and Supplements (the "Plan") adopted on behalf of the Funds and, as we shall from time to time agree with in regard to certain Funds, we will pay you a fee each month at an annual rate which shall not exceed that specified in each Fund's current Prospectus based on the daily share value of the preceding month's share balance of each Fund, or each Class of Shares, as applicable, owned by shareholders who purchased their Shares through you.

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         10.      You agree to respond to investor inquiries concerning the Fund to the best of your ability and to contact all shareholders in the Funds to whom you have sold Shares on a periodic basis to provide them with such information about the Funds as we will reasonably provide to you.

         11. You are obliged to date and time stamp all orders received by you and promptly to transmit all orders to us in time to provide for processing at the offering price next determined in accordance with the Prospectus. You are not to withhold placing with us orders received from any customer for the purchase of Shares so as to profit yourself as a result of such withholding. You shall not purchase Shares through us except for the purpose of covering purchase orders already received by you or for your bona fide investment.

         12. You shall not, as principal, purchase any Shares of a Fund from a record holder at a price lower than the net asset value next determined with respect to the Shares, or relevant class of Shares, as applicable, of that Fund. You shall, however, be permitted to sell any Shares of that Fund for the account of a record owner to that Fund at the net asset value currently quoted by or for those particular Shares, or for that class of Shares, and may charge a fair service fee for handling the transaction provided you disclose the fee to the record owner.

         13. In purchasing Shares of a Fund through us, you shall act only as Principal for your own account. You shall purchase Shares of a Fund only through us, except for repurchase of Shares incidental to redemption. In no transaction (whether a purchase or sale) shall you have any authority to act as agent for, partner of, or participant in a joint venture with us or with a Fund or any other member of the selling group.

         14. You agree to comply with compliance standards to be furnished to you by us regarding when each class of Shares may appropriately be sold to particular investors.

         15. We act solely as agent for the Funds and are not responsible for qualifying the Funds or their Shares for sale in any jurisdiction. We also are not responsible for the issuance, from, validity, enforceability or value of Shares of the Funds.

         16. All communications to us should be sent to the mailing address on the following page. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you.

         17. This Agreement shall terminate automatically (1) in the event of its assignment, the term "assignment" for this purpose having the meaning defined in Section 2(a)(4) of the Act or (ii) in the event the Plan is terminated.

         18. This Agreement may be terminated at any time (without payment of any penalty) by a majority of the Board of Trustees of the Trust who are not interested persons of the Trust and have no direct or indirect financial interest in the operation of the Plan or in any agreements related to the Plan or by a vote of a majority of the outstanding voting securities of a Fund, as this Agreement pertains to such Fund, as defined in the Plan (on 60 days' written notice to us at

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our principal place of business). We, on 60 days' written notice addressed to you at your principal place of business, may terminate this Agreement. A notice of termination shall be deemed to have been given on the date on which it was either delivered personally to the other party of any officer or member thereof, or was mailed post-paid or delivered to a telegraph office for transmission to the other party at his or its address. This Agreement may be amended by us at any time upon notice to you, and your placing of any order after the effective date of any such amendment shall constitute your acceptance thereof.

         19. This Agreement should be executed in duplicate, each of which shall be deemed to be an original. One of the duplicate originals should be returned to us for our file. The Agreement shall be effective as of the date of acceptance by you, but only upon receipt by us of such duplicate original. The Agreement shall be construed in accordance with the laws of the State of Minnesota.

                                       Very Truly Yours,

                                       TAMARACK DISTRIBUTORS INC.
                                       100 South Fifth Street
                                       Minneapolis, MN  55402-1240



                                       By:
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                                       Date:
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Accepted:

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